As filed with the Securities and Exchange Commission on January 19, 2018

Registration No. 333-220498

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JBG SMITH PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	81-4307010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4445 Willard Avenue, Suite 400

Chevy Chase, MD 20815

(240) 333-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven A. Museles

Chief Legal Officer and Corporate Secretary

JBG SMITH Properties

4445 Willard Avenue, Suite 400

Chevy Chase, MD 20815

(240) 333-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Bonser

Abigail C. Smith

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

On September 18, 2017, JBG SMITH Properties (the “Company”) filed a registration statement on Form S-11, Registration No. 333-220498 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on September 29, 2017, to register the sale from time to time of common shares of beneficial interest, par value $0.01 per share (the “Shares”), by the selling shareholders named in the prospectus included in the Registration Statement.

Pursuant to an undertaking made by the Company in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares registered for sale that were not sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Company hereby amends the Registration Statement to reflect the deregistration of such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chevy Chase, State of Maryland, on January 19, 2018.

JBG SMITH Properties

/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Chief Legal Officer and Corporate Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.

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